Exhibit 5.1

October 21, 2011

Capital Southwest Corporation
12900 Preston Road, Suite 700
Dallas, Texas 75230

Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Capital Southwest Corporation (the "Company"), a Texas corporation, in connection with the issuance of up to 187,000 shares of common stock, par value $1.00 per share (the "Common Stock"), in accordance with the Registration Statement of the Company on Form S-8 (the "Registration Statement") which Form S-8 was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), that may be issued under the Capital Southwest Corporation 2009 Stock Incentive Plan.

In rendering the following opinion, we have examined the Certificate of Formation, as amended, and bylaws of the Company, as amended to date, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and, if the Common Stock is issued as described in the Prospectus, they shall be validly issued, fully paid and nonassessable.

The opinion expressed herein is as of the date hereof and is based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein.  To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the Texas Business Organizations Code (including all the statutory provisions, applicable rules and regulations thereunder, applicable provisions of the Texas Constitution and reported judicial decisions interpreting the foregoing).  We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,
LOCKE LORD LLP

By: /s/Gina Betts
Gina Betts